Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

July 22, 2011

YRC Worldwide Achieves Adjusted Operating Income

for Second Quarter of 2011

•	YRC National achieves adjusted operating income for second quarter of 2011

•	YRC National shipments per day up 7.1% and revenue per shipment up 5.0%

•	YRC Regional shipments per day up 4.7% and revenue per shipment up 9.9%

•	Management and board transition

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today reported a net loss of $39 million, compared to a net loss of $10 million reported for the second quarter of 2010, which included an $83 million after-tax benefit for a fair value adjustment to an equity-based award.

Consolidated operating revenue for the second quarter of 2011 was $1.257 billion and consolidated operating loss was $2 million, which included $17 million of restructuring professional fees. As a comparison, the company reported consolidated operating revenue of $1.119 billion for the second quarter of 2010 and consolidated operating income of $48 million, which included an $83 million benefit for a fair value adjustment to an equity-based award and $9 million of restructuring professional fees.

“We are pleased with the continued year-over-year growth in business volumes and improvements in earnings as we achieved consolidated adjusted operating income for the second quarter,” stated Bill Trubeck, Interim Executive Vice President and CFO of YRC Worldwide. “In particular, YRC National’s adjusted operating income represents an important milestone for this business.”

Board of Directors and Management Transition

The restructure closing will mark the conclusion of service for the company’s current board of directors and the assignments for chief restructuring officer John Lamar and interim chief financial officer Bill Trubeck. “I wish to express my gratitude to John Lamar and Bill Trubeck for their leadership and expertise during this critical period,” stated Bill Zollars, chairman, president and CEO of YRC Worldwide.

In September of last year, YRC Worldwide announced Zollars’ retirement following finalization of the recovery plan. “With the completion of the comprehensive recovery plan and as I announced earlier, I will be stepping down as chairman, president and CEO of YRC Worldwide,” said Zollars. “I would like to extend my sincere thanks to all of our employees and other key stakeholders who have worked tirelessly to make the restructuring possible and to our loyal customers who have continued to allow us to serve their transportation and logistics needs throughout the restructuring period.”

Key Segment Information

Second quarter 2011 compared to the second quarter of 2010:

•

YRC National Transportation adjusted operating ratio improved by 350 basis points to 99.2, shipments per day up 7.1%, tons per day up 6.2%, revenue per shipment up 5.0%, and revenue per hundredweight up 6.0%

•	YRC Regional Transportation adjusted operating ratio improved by 180 basis points to 95.9, tons per day up 8.1%, revenue per shipment up 9.9%, and revenue per hundredweight up 6.5%

Outlook

“The restructure closing which includes net cash proceeds from the $100 million of new notes and the new $400 million ABL will enhance our liquidity position and provide runway for the continued growth in revenues and earnings. With the operating momentum we achieved during the second quarter, which continued to-date into July, we expect to achieve year-over-year revenue growth and adjusted operating income for the remainder of 2011,” stated Trubeck.

In addition, the company has the following updated expectations for full year 2011:

•	Gross capital expenditures up to $125 million

•	Excess property sales in the range of $30 million to $40 million

•	Cash interest of approximately $30 million per quarter, post restructure

•	Effective tax rate of 5%

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment analyst community today, Friday, July 22, 2011, beginning at 9:30am ET, 8:30am CT. The conference call will be available to listeners via the YRC Worldwide website yrcw.com. An audio playback will be available after the call also via the YRC Worldwide website.

Certain Non-GAAP Financial Measures

Adjusted operating income (loss) is a non-GAAP measure that reflects the company’s operating income before letter of credit fees, certain union employee equity-based compensation expense, net gains or losses on property disposals, and certain other items including restructuring professional fees and results of permitted dispositions. Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations as defined in the company’s credit agreement. Adjusted EBITDA and adjusted operating income (loss) are used for internal management purposes as financial measures that reflect the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit agreement. However, these financial measures should not be construed as better measurements than operating income, operating cash flow or earnings per share, as defined by generally accepted accounting principles.

Adjusted operating income (loss) and adjusted EBITDA have the following limitations:

•

Adjusted operating income (loss) and Adjusted EBITDA do not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although adjusted operating income (loss) and adjusted EBITDA exclude either certain union employee equity-based compensation expense or all of it as an expense, respectively, when presenting our ongoing operating performance for a particular period; and

•	Other companies in our industry may calculate adjusted operating income (loss) and adjusted EBITDA differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted operating income (loss) and adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted operating income (loss) and adjusted EBITDA as secondary measures. The company has provided reconciliations of its non-GAAP measures (adjusted operating income [loss] and adjusted EBITDA) to GAAP measures within the supplemental financial information in this release.

*    *    *    *    *

IMPORTANT INFORMATION ABOUT THE RESTRUCTURING

This news release is for informational purposes only and does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of securities referred to herein has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

*    *    *    *    *

Forward-Looking Statements

This news release and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that any restructuring will be subject to a number of significant conditions, including, among other things, the satisfaction or waiver of the conditions contained in the definitive agreements related to the restructuring and the lack of unexpected or adverse litigation results. The company cannot provide you with any assurances that the conditions contained in the definitive agreements related to the restructuring will be satisfied or that the restructuring can be completed in the timeframes required under the company’s various agreements with its stakeholders. The company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the company will be required to implement the restructuring under the supervision of a bankruptcy court, in which event, the company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different than any description in this news release or statements made on the conference call for shareholders and the investment community or that an effort to implement an in-court restructuring would be successful. In addition, even if a restructuring is completed, the company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect of any restructuring, whether out-of-court or in-court, may have on the company’s customers’ willingness to ship their products on the company’s transportation network, the company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

The company’s expectations regarding future asset dispositions are only its expectations regarding these matters. Actual dispositions will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.

The company’s expectations regarding its capital expenditures are only its expectations regarding this matter. Actual expenditures could differ materially based on a number of factors, including (among others) the factors identified in the preceding and following paragraphs.

The company’s expectations regarding liquidity, working capital and cash flow are only its expectations regarding these matters. Actual liquidity, working capital and cash flow will depend upon (among other things) completion of the restructuring, the company’s operating results, the timing of its receipts and disbursements, the company’s access to credit facilities or credit markets, the continuation of the wage, benefit and work rule concessions under the company’s modified labor agreement and the factors identified in the preceding and following paragraphs.

The company’s expectations regarding cash interest are only its expectations regarding these matters. Actual cash interest could differ based on a number of factors, including (among others) the completion of the restructuring, the company’s expected borrowings under the company’s credit agreement and the ABL facility, which is affected by revenue and profitability results and the factors that affect revenue and profitability results (including the risk factors that are from time to time included in the company’s reports filed with the SEC).

The company’s expectations regarding taxes are only its expectations regarding these matters. Actual taxes, including tax rates and refunds, could differ materially based on a number of factors, including (among others) variances in pre-tax earnings on both a consolidated and business unit basis, variance in pre-tax earnings by jurisdiction, impacts on our business from the factors described above, variances in estimates on non-deductible expenses, tax authority audit adjustments, change in tax rates and availability of tax credits.

*    *    *    *    *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is a leading provider of transportation and global logistics services. It is the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, Reddaway, Holland and New Penn, and provides China-based services through its Jiayu and JHJ joint ventures. YRC Worldwide has the largest, most comprehensive less-than-truckload (LTL) network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Investor Contact:	Paul Liljegren
913-696-6108
paul.liljegren@yrcw.com

Media Contact:	Suzanne Dawson
Linden, Alschuler & Kaplan
212-329-1420
sdawson@lakpr.com

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$155,926	$143,017
Accounts receivable, net	540,515	442,500
Prepaid expenses and other	189,882	182,515

Total current assets	886,323	768,032

PROPERTY AND EQUIPMENT:
Cost	3,174,845	3,237,971
Less - accumulated depreciation	1,716,629	1,687,397

Net property and equipment	1,458,216	1,550,574

OTHER ASSETS:
Intangibles, net	130,348	139,525
Other assets	117,973	134,802

Total assets	$2,592,860	$2,592,933

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$157,136	$147,112
Wages, vacations, and employees’ benefits	222,618	196,486
Other current and accrued liabilities	488,865	452,226
Current maturities of long-term debt	802,105	222,873

Total current liabilities	1,670,724	1,018,697

OTHER LIABILITIES:
Long-term debt, less current portion	326,170	837,262
Deferred income taxes, net	104,391	118,624
Pension and post retirement	450,087	447,928
Claims and other liabilities	366,843	360,439

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	479	477
Capital surplus	1,644,694	1,643,277
Accumulated deficit	(1,639,991)	(1,499,514)
Accumulated other comprehensive loss	(234,710)	(239,626)
Treasury stock, at cost (123 shares)	(92,737)	(92,737)

Total YRC Worldwide Inc. shareholders’ deficit	(322,265)	(188,123)

Non-controlling interest	(3,090)	(1,894)

Total shareholders’ deficit	(325,355)	(190,017)

Total liabilities and shareholders’ deficit	$2,592,860	$2,592,933

Upon closing the restructuring transaction as described in the company’s Registration Statement on Form S-1, as amended, the company would reclassify its amended Credit Agreement obligations, amended Contribution Deferral Agreement obligations and 6% Notes obligations to long-term debt, including certain deferred interest and fees, as the current Credit Agreement default would be waived in the new amended and restated Credit Agreement.

Additionally, upon closing the restructuring, the company’s ABS facility will be refinanced with a new $400 million ABL facility with a maturity date of September 30, 2014 and the maturity date on the amended Contribution Deferral Agreement and the amended and restated Credit Agreement will be extended to March 31, 2015; therefore, the current obligations held under these facilities would be reclassified to long-term debt.

	Pre-restructuring view	Restructuring Impact	Post-restructuring view
Other current and accrued liabilities	$488,865	$(170,559)	$318,306
Current maturities of long-term debt	802,105	(794,097)	8,008
Long-term debt, less current portion	326,170	964,656	1,290,826

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2011	2010	2011	2010

OPERATING REVENUE	$1,257,212	$1,119,101	$2,380,098	$2,106,245

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	704,627	682,934	1,385,445	1,334,012
Equity based compensation (benefit) expense	405	(81,542)	(648)	28,329
Operating expenses and supplies	307,334	243,420	584,530	480,789
Purchased transportation	140,778	120,803	260,440	214,902
Depreciation and amortization	47,557	50,074	96,853	100,706
Other operating expenses	68,955	57,309	136,855	120,504
(Gains) losses on property disposals, net	(10,887)	(2,187)	(13,846)	6,612
Impairment charges	—	—	—	5,281

Total operating expenses	1,258,769	1,070,811	2,449,629	2,291,135

OPERATING INCOME (LOSS)	(1,557)	48,290	(69,531)	(184,890)

NONOPERATING (INCOME) EXPENSES:
Interest expense	40,069	41,385	78,872	82,312
Equity investment impairment	—	12,338	—	12,338
Other, net	(77)	(6,697)	(34)	(4,791)

Nonoperating expenses, net	39,992	47,026	78,838	89,859

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(41,549)	1,264	(148,369)	(274,749)
INCOME TAX PROVISION (BENEFIT)	(2,404)	224	(6,955)	(5,654)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(39,145)	1,040	(141,414)	(269,095)
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(11,358)	—	(15,361)

NET LOSS	(39,145)	(10,318)	(141,414)	(284,456)
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(448)	(847)	(937)	(847)

NET LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC	$(38,697)	$(9,471)	$(140,477)	$(283,609)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	47,754	43,130	47,697	32,051

AVERAGE COMMON SHARES OUTSTANDING-DILUTED	47,754	43,171	47,697	32,051

BASIC INCOME (LOSS) PER SHARE
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.81)	$0.02	$(2.95)	$(8.40)
LOSS FROM DISCONTINUED OPERATIONS	—	(0.26)	—	(0.48)

NET LOSS	$(0.81)	$(0.24)	$(2.95)	$(8.88)

DILUTED INCOME (LOSS) PER SHARE
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.81)	$0.02	$(2.95)	$(8.40)
LOSS FROM DISCONTINUED OPERATIONS	—	(0.26)	—	(0.48)

NET LOSS	$(0.81)	$(0.24)	$(2.95)	$(8.88)

Amounts attributable to YRC Worldwide Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(38,697)	$1,887	$(140,477)	$(268,248)
Loss from discontinued operations, net of tax	—	(11,358)	—	(15,361)

Net loss	$(38,697)	$(9,471)	$(140,477)	$(283,609)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	2011	2010

OPERATING ACTIVITIES:
Net loss	$(141,414)	$(284,456)
Noncash items included in net loss:
Depreciation and amortization	96,853	105,228
Equity based compensation (benefit) expense	(648)	28,345
Impairment charges	—	17,619
(Gains) Losses on property disposals, net	(13,846)	8,310
Deferred income tax benefit, net	(663)	(5,784)
Amortization of deferred debt costs	19,604	22,689
Other noncash items	1,599	(4,597)
Changes in assets and liabilities, net:
Accounts receivable	(98,015)	(27,635)
Accounts payable	10,200	17,665
Other operating assets	(21,755)	85,860
Other operating liabilities	86,744	22,284

Net cash used in operating activities	(61,341)	(14,472)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(22,712)	(10,855)
Proceeds from disposal of property and equipment	26,000	35,781
Other	3,088	5,223

Net cash provided by investing activities	6,376	30,149

FINANCING ACTIVITIES:
ABS borrowings, net	41,449	1,114
Issuance of long-term debt	60,730	141,795
Repayment of long-term debt	(29,124)	(101,100)
Debt issuance costs	(5,181)	(9,568)
Equity issuance costs	—	(17,323)
Equity issuance proceeds	—	15,906

Net cash provided by financing activities	67,874	30,824

NET INCREASE IN CASH AND CASH EQUIVALENTS	12,909	46,501

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	143,017	97,788

CASH AND CASH EQUIVALENTS, END OF PERIOD	$155,926	$144,289

SUPPLEMENTAL CASH FLOW INFORMATION
Income tax refund, net	$334	$83,288
Pension contribution deferral transfer to debt	—	4,361
Lease financing transactions	8,995	26,747
Interest paid in stock for the 6% Notes	2,082	—

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2011	2010	%	2011	2010	%

Operating revenue:
YRC National Transportation	$826,933	$741,639	11.5	$1,556,977	$1,404,702	10.8
Regional Transportation	401,688	351,497	14.3	767,757	660,651	16.2
Truckload	25,514	28,216	(9.6)	50,721	55,101	(7.9)
Other, net of eliminations	3,077	(2,251)		4,643	(14,209)

Consolidated	1,257,212	1,119,101	12.3	2,380,098	2,106,245	13.0

Operating income (loss):
YRC National Transportation	10,627	33,055		(40,661)	(152,005)
Regional Transportation	14,734	22,383		13,556	(17,248)
Truckload	(3,741)	(1,984)		(7,591)	(5,045)
Corporate and other	(23,177)	(5,164)		(34,835)	(10,592)

Consolidated	$(1,557)	$48,290		$(69,531)	$(184,890)

Operating ratio:
YRC National Transportation	98.7%	95.5%		102.6%	110.8%
Regional Transportation	96.3%	93.6%		98.2%	102.6%
Truckload	114.7%	107.0%		115.0%	109.2%
Consolidated	100.1%	95.7%		102.9%	108.8%

Operating ratio is calculated as 100 minus the result of dividing operating income by operating revenue or plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

	June 30, 2011	December 31, 2010
Debt:
Term loan ($251,644 and $257,136 par value)	$252,131	$257,831
Revolving credit facility (capacity $700,074 and $713,699)	173,603	142,910

Credit agreement debt	425,734	400,741
364-day asset backed securitization (capacity $325,000, borrowing base $238,432 and $189,232)	164,237	122,788

Total lender debt	589,971	523,529
Lease financing obligations	331,170	338,437
Pension contribution deferral agreement	146,595	139,094
Contingent convertible senior notes (stated at par value)	1,870	1,870
6% convertible senior notes ($69,410 par value)	57,531	56,090
Other	1,138	1,115

Total debt	$1,128,275	$1,060,135

Letters of credit:
Revolving credit facility	$447,784	$454,566
364-day Asset backed securitization	64,680	61,180

Total letters of credit	$512,464	$515,746

Availability
Unused revolver capacity	$78,687	$116,228
Restricted revolver reserves	(70,854)	(70,854)

Unrestricted revolver availability	7,833	45,374

Unused ABS capacity	96,083	141,032
ABS Usage limitation due to borrowing base	(86,568)	(135,768)

Unrestricted ABS availability	9,515	5,264

Total revolver and ABS unrestricted availability	$17,348	$50,638

Deferred interest and fees
Credit agreement debt	$166,066	$128,106
364-day asset backed securitization	25,773	17,651
Pension contribution deferral agreement	4,493	9,102

Total deferred interest and fees	$196,332	$154,859

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	Three months		Six months
	2011	2010	2011	2010
Operating revenue	$1,257,212	$1,119,101	$2,380,098	$2,106,245
Adjusted operating ratio	98.9%	101.7%	101.6%	105.2%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(1,557)	$48,290	$(69,531)	$(184,890)
(Gains) losses on property disposals, net	(10,887)	(2,187)	(13,846)	6,612
Impairment charges	—	—	—	5,281
Union equity awards	—	(82,984)	—	24,995
Letter of credit expense	8,182	8,269	16,264	16,622
Restructuring professional fees, included in operating income (1)	16,951	9,342	25,440	21,487
Permitted dispositions and other	989	—	3,196	—

Adjusted operating income (loss)	13,678	(19,270)	(38,477)	(109,893)

Depreciation and amortization	47,557	50,074	96,853	100,706
Equity based compensation (benefit) expense	405	1,442	(648)	3,334
Restructuring professional fees, included in nonoperating income (1)	1,176	162	1,715	406
Reimer Finance Co. dissolution (foreign exchange)	—	5,540	—	5,540
Other nonoperating, net	372	1,283	879	493

Adjusted EBITDA	$63,188	$39,231	$60,322	$586

Reconciliation of Adjusted EBITDA to net cash used in operating activities:

	Three months		Six months
	March 31, 2011	June 30, 2011	2011	2010
Adjusted EBITDA	$(2,866)	$63,188	$60,322	$586
Total restructuring professional fees (1)	(9,028)	(18,127)	(27,155)	(21,893)
Permitted dispositions and other not included in adjusted EBITDA	—	—	—	(9,557)
Cash interest	(10,514)	(10,342)	(20,856)	(20,938)
Working capital cash flows excluding income tax, net	(34,419)	(39,567)	(73,986)	(45,958)

Net cash used in operating activities before income taxes	(56,827)	(4,848)	(61,675)	(97,760)
Cash income tax refunds, net	10,573	(10,239)	334	83,288

Net cash used in operating activities	$(46,254)	$(15,087)	$(61,341)	$(14,472)

Adjusted operating ratio is calculated as 100 minus the result of dividing adjusted operating income by operating revenue or plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

(1)	Adjusted EBITDA and adjusted operating income (loss) are presented inclusive of the add-back of all restructuring professional fees for all periods presented, without regard to the terms of the Credit Agreement in effect for the respective periods. As previously reported, the company and its lenders have eliminated the Adjusted EBITDA covenant and are in discussions to establish new convenants in connection with the completion of the restructuring of the company’s balance sheet. Had the company followed the definition of Adjusted EBITDA that was in place within the Credit Agreement prior to elimination of the covenant, (i) the portion of restructuring professional fees that would be added back in determining Adjusted EBITDA for the three and six months ended June 30, 2011 would have been limited by approximately $16.9 million and $23.8 million, respectively and (ii) no restructuring professional fees would have been added back in determining Adjusted EBITDA for the first quarter of 2010.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	Three months		Six months
	2011	2010	2011	2010
Adjusted EBITDA by segment:
YRC National Transportation	$31,912	$13,505	$15,879	$(37,274)
Regional Transportation	31,859	23,898	44,042	34,732
Truckload	(1,308)	25	(2,856)	(52)
Corporate and other	725	1,803	3,257	3,180

Adjusted EBITDA	$63,188	$39,231	$60,322	$586

YRC National Transportation segment
Operating Revenue	$826,933	$741,639	$1,556,977	$1,404,702
Adjusted operating ratio	99.2%	102.7%	102.4%	107.0%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$10,627	$33,055	$(40,661)	$(152,005)
(Gains) losses on property disposals, net	(10,140)	(2,647)	(9,608)	2,302
Impairment charges	—	—	—	3,281
Union equity awards	—	(64,274)	—	18,795
Letter of credit expense	6,442	6,409	12,794	12,912
Restructuring professional fees, included in operating income	—	7,333	—	16,867

Adjusted operating income (loss)	6,929	(20,124)	(37,475)	(97,848)

Depreciation and amortization	25,029	26,851	52,397	53,829
Reimer Finance Co. dissolution (foreign exchange)	—	5,540	—	5,540
Other nonoperating, net	(46)	1,238	957	1,205

Adjusted EBITDA	$31,912	$13,505	$15,879	$(37,274)

Adjusted EBITDA as % of operating revenue	3.9%	1.8%	1.0%	-2.7%

Regional Transportation segment
Operating Revenue	$401,688	$351,497	$767,757	$660,651
Adjusted operating ratio	95.9%	97.7%	98.3%	99.6%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$14,734	$22,383	$13,556	$(17,248)
(Gains) losses on property disposals, net	111	460	(3,366)	4,130
Impairment charges	—	—	—	2,000
Union equity awards	—	(18,324)	—	6,089
Letter of credit expense	1,616	1,725	3,218	3,430
Restructuring professional fees, included in operating income	—	1,906	—	4,384

Adjusted operating income (loss)	16,461	8,150	13,408	2,785

Depreciation and amortization	15,365	15,768	30,603	31,930
Other nonoperating, net	33	(20)	31	17

Adjusted EBITDA	$31,859	$23,898	$44,042	$34,732

Adjusted EBITDA as % of operating revenue	7.9%	6.8%	5.7%	5.3%

Adjusted operating ratio is calculated as 100 minus the result of dividing adjusted operating income by operating revenue or plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	Three months		Six months
	2011	2010	2011	2010
Truckload segment
Operating Revenue	$25,514	$28,216	$50,721	$55,101
Adjusted operating ratio	113.8%	107.7%	114.4%	108.1%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(3,741)	$(1,984)	$(7,591)	$(5,045)
(Gains) losses on property disposals, net	130	—	141	42
Union equity awards	—	(386)	—	111
Letter of credit expense	81	87	162	172
Restructuring professional fees, included in operating income	—	103	—	237

Adjusted operating loss	(3,530)	(2,180)	(7,288)	(4,483)

Depreciation and amortization	2,222	2,205	4,432	4,431
Other nonoperating, net	—	—	—	—

Adjusted EBITDA	$(1,308)	$25	$(2,856)	$(52)

Adjusted EBITDA as % of operating revenue	-5.1%	0.1%	-5.6%	-0.1%

Corporate and other segment

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(23,177)	$(5,164)	$(34,835)	$(10,592)
(Gains) losses on property disposals, net	(988)	—	(1,013)	138
Letter of credit expense	43	48	90	108
Restructuring professional fees, included in operating income	16,951	—	25,440	—
Permitted dispositions and other	989	—	3,196	—

Adjusted operating loss	(6,182)	(5,116)	(7,122)	(10,346)

Depreciation and amortization	4,941	5,250	9,421	10,516
Equity based compensation (benefit) expense	405	1,442	(648)	3,334
Restructuring professional fees, included in nonoperating income	1,176	162	1,715	406
Other nonoperating, net	385	65	(109)	(730)

Adjusted EBITDA	$725	$1,803	$3,257	$3,180

Adjusted operating ratio is calculated as 100 minus the result of dividing adjusted operating income by operating revenue or plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

YRC Worldwide Inc.

Segment Statistics

(amounts in thousands except workdays and per unit data)

	YRC National Transportation
	2Q11	2Q10	1Q11	Y/Y %	Sequential %
Workdays	63.5	63.5	63.5

Total revenue(a)	$821,611	$730,263	$735,472	12.5	11.7
Total tonnage	1,820	1,714	1,666	6.2	9.2
Total tonnage per day	28.66	26.99	26.24	6.2	9.2
Total shipments	3,139	2,931	2,883	7.1	8.9
Total shipments per day	49.44	46.16	45.41	7.1	8.9
Total revenue/cwt.	$22.57	$21.30	$22.07	6.0	2.3
Total revenue/shipment	$262	$249	$255	5.0	2.6
Total weight/shipment	1,159	1,170	1,156	(0.9)	0.3

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$826,933	$741,639	$730,044
Change in revenue deferral and other	(5,322)	(11,375)	5,428

Total picked up revenue	$821,611	$730,263	$735,472

	Regional Transportation
	2Q11	2Q10	1Q11	Y/Y %	Sequential %
Workdays	63.5	64.0	64.5

Total picked up revenue(a)	$402,063	$351,948	$366,876	14.2	9.6
Total tonnage	1,850	1,725	1,750	7.3	5.7
Total tonnage per day	29.14	26.96	27.13	8.1	7.4
Total shipments	2,556	2,459	2,393	3.9	6.8
Total shipments per day	40.25	38.43	37.10	4.7	8.5
Total revenue/cwt.	$10.86	$10.20	$10.48	6.5	3.6
Total revenue/shipment	$157	$143	$153	9.9	2.6
Total weight/shipment	1,448	1,403	1,463	3.2	(1.0)

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$401,688	$351,497	$366,069
Change in revenue deferral and other	375	451	807

Total picked up revenue	$402,063	$351,948	$366,876

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.

‘Total picked up revenue’ is a non-GAAP measure which is used to calculate statistical information above such as Total revenue/cwt. and Total revenue/shipment. The number of shipments and number of tons shown above are consistent with the ‘Total picked up revenue.’ A reconciliation of ‘Total picked up revenue’ to the GAAP measure ‘Operating Revenue’ for each segment is shown above. ‘Total picked up revenue’ and the related statistical information provide relative benchmarks for the company’s volume and pricing performance and trends comparable to other LTL companies.